Exhibit 10.1

SECOND AMENDMENT TO RESTATED CONSULTING AGREEMENT

THIS SECOND AMENDMENT TO RESTATED CONSULTING AGREEMENT (this “Amendment”), is entered into as of May 18, 2018, and effective as of June 26, 2018 (the “Effective Date”) by and between The New Home Company Inc., a Delaware corporation (the “Company”), on the one hand, and Mendocino Group, Inc. and Joseph Davis, on the other hand (together, “Consultant”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Consulting Agreement (as defined below).

WHEREAS, the Company and Consultant have entered into that certain Restated Consulting Agreement, dated as of June 18, 2015 (as amended from time to time, the “Consulting Agreement”), which sets forth the terms and conditions of the retention by the Company of Consultant as a consultant of the Company;

WHEREAS, on May 31, 2016, the Company and Consultant agreed to extend the term of the Consulting Agreement for an additional one year term on the same terms and conditions set forth in the then current Consulting Agreement;

WHEREAS, on June 12, 2017, the Consultant and the Company entered into that certain Amendment to Restated Consulting Agreement pursuant to which the consulting arrangement was extended for an additional one year term with certain other amendments described therein; and

WHEREAS, the Company and Consultant desire to extend the term of the Consulting Agreement for an additional one year term and make certain other revisions thereto.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Consultant hereby agree as follows, effective as of the Effective Date:

1.	The term of the Consulting Agreement is extended for an additional one year from June 26, 2018 to June 26, 2019.

2.	The first sentence of Section 4(b) is hereby amended to delete the following language: “June 26, 2018 and (iii)” and replace it with “and”.

3.	This Amendment shall be and is hereby incorporated in and forms a part of the Consulting Agreement.

4.	Except as amended and set forth herein, the Consulting Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto as of the date first set forth above.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:    /s/ H. Lawrence Webb
Name:    H. Lawrence Webb
Title:    Chief Executive Officer

“CONSULTANT”

MENDOCINO GROUP, INC.

By: /s/ Joseph Davis
Name: Joseph Davis
Title: President

/s/ Joseph Davis
Joseph Davis, in his individual capacity